EXHIBIT 10.40

ESTERLINE TECHNOLOGIES CORPORATION

AMENDED AND RESTATED
NON-EMPLOYEE DIRECTORS’ STOCK COMPENSATION PLAN

        This Non-Employee Directors’ Stock Compensation Plan (the “Plan”) provides for the award (each an “Award” and collectively the “Awards”) of shares of Common Stock, $.20 par value (the “Common Stock”), of Esterline Technologies Corporation, a Delaware corporation (the “Company”).

1.     PURPOSE.

        The purpose of this Plan is to compensate non-employee directors of the Company.

2.     ELIGIBILITY.

        Persons eligible to receive options under this Plan shall be directors of the Company who are not otherwise employed by the Company or any Related Corporation (the “Non-Employee Directors” or “Non-Employee Director”).

        As used in this Plan, the term “Related Corporation,” when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an Award is granted, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain. When referring to a parent corporation, the term “Related Corporation” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time an Award is awarded, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

3.      STOCK.

        Subject to approval of the Plan by shareholders of the Company, within forty-five days following each annual meeting of shareholders of the Company at which directors of the Company are elected (commencing with the Annual Meeting of Shareholders of the Company held in fiscal 1995), each person who is then a Non-Employee Director of the Company shall be awarded shares of the Company’s authorized but unissued, or reacquired, Common Stock with an aggregate Fair Market Value of $10,000. Each Award shall consist of that number of shares of Common Stock determined by dividing $10,000 by the price per share at which the Company’s Common Stock last traded on the New York Stock Exchange on the date of such annual meeting of shareholders. Awards of a maximum of 100,000 shares of Common Stock in the aggregate may be granted pursuant to the Plan, subject to adjustment as set forth in Section 4(c) hereof.

4.     TERMS AND CONDITIONS OF AWARDS.

        (a)        TRANSFER OF AWARD.

        The shares of Common Stock awarded under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned or pledged in any manner (whether by operation of law or otherwise) for at least six months from the date of an Award, other than by will or by applicable laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Internal Revenue Code of 1986, as amended (the “Code”), or the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations thereunder, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge or otherwise dispose of any such shares or of any right or privilege conferred by this Plan contrary to the provisions hereof, or any attempt to sell, levy or any attachment or similar process upon the rights and privileges conferred by this Plan will be null and void.

        (b)        SECURITIES REGULATION; “GROSS-UP” PAYMENTS; TAX WITHHOLDING.

                     (1)        Shares of Common Stock shall not be issued with respect to an Award unless the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations thereunder (including, without limitation, Rule 16b-3 under the Exchange Act) and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance of any shares under this Plan, or the unavailability of an exemption from registration for the issuance of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance of such shares.

                     As a condition to the issuance of such shares, the Company may require a Non-Employee Director to represent and warrant in writing at the time of such issuance that the shares will be held only for investment and without any then-present intention to sell or distribute such shares. At the option of the Company, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Company also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF THE SHARES OF COMMON STOCK ISSUABLE UNDER THIS PLAN.

                     (2)        In connection with each Award, the Company shall pay Non-Employee Directors cash or immediately available funds representing the federal income tax liabilities which might be imposed upon such Non-Employee Directors with respect to such Awards, computed as follows: The sum of $10,000 divided by (1 minus the maximum federal income tax rate for individuals per Section 1 of the Code) minus $10,000.

                     (3)        As a condition to the issuance of any shares of Common Stock awarded under this Plan, each Non-Employee Director shall make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such issuance.

                     (4)        The issuance, transfer or delivery of certificates representing shares of Common Stock awarded under this Plan may be delayed, at the discretion of the Board, until the Company is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

        (c)        SIGNIFICANT TRANSACTIONS; ADJUSTMENTS.

                     (1)        If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any “corporate transaction” described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the number of shares of Common Stock available under Section 3 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Company or the Company’s shareholders.

                     (2)        The grant of shares of Common Stock under this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

5.     EFFECTIVE DATE; TERM.

        Subject to approval of this Plan by shareholders of the Company, this Plan shall be effective as of the date it is approved by the Board and Awards may be granted in accordance with this Plan until the earlier of the following: (1) the Plan is terminated by the Company or (2) no further shares are available for grant hereunder. If there are insufficient shares available to satisfy in full the number of shares of Common Stock to be included in each Award pursuant to Section 3, then the remaining number of shares available for award hereunder shall be awarded to the Non-Employee Directors on a pro rata basis.

6.     AMENDMENT OF PLAN.

        The Company may, at any time, modify, amend or terminate this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided, that: (i) the approval of the holders of a majority of the Company’s outstanding shares of voting capital stock represented at a meeting at which a quorum is present is required for any amendment that will permit Awards to a class of persons other than those currently eligible to receive Awards under this Plan or that would cause this Plan to no longer comply with Rule 16b-3 under the Exchange Act, as amended, or any successor rule or other regulatory requirements; and (ii) this Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Code, ERISA, or the rules thereunder.